UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2013

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 2, 2013, Pernix Group, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company’s 2013 Proxy Statement. With respect to each of the proposals the Company’s stockholders voted as indicated below.

1.       Election of Directors (Proposal 1): Stockholders voted for election of the following candidates:

Director Name	For	Against	Abstentions

Ralph Beck	9,149,662	0	0
Don Gunther	9,149,662	0	0
Trudy Clark	9,149,662	0	0
Max Engler	9,146,722	0	2,940
Ibrahim M. Ibrahim	9,149,662	0	0
Carl Smith	9,149,662	0	0
Nidal Zayed	9,146,722	0	2,940

2.       Independent Auditor of Record (Proposal 2): Stockholders did not ratify CohenReznick LLP as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstentions
1,085,939	8,063,723	0

3.       Equity Incentive Plan (Proposal 3): Stockholders approved the Equity Incentive Plan for Employees, Directors and Consultants and the transfer of remaining equity shares from the Incentive Stock Option Plan and Long-Term Incentive Plans.

For	Against	Abstentions
9,146,722	2,940	0

4.       Deregistration of existing shares and file new Registration Statement (Proposal 4): Stockholders approved the deregistration of the shares on the existing registration statement and the filing of a new registration statement that will register up to 5,000,000 shares to be sold in a primary offering at a fixed price to be determined on or before May 1, 2014.

For	Against	Abstentions
9,149,662	0	0

5.       Amendment of the Certificate of Incorporation for total authorized shares (Proposal 5): Stockholders approved the amendment of the Certificate of Incorporation to increase the total number of authorized shares from 20,500,000 to 25,500,000.

For	Against	Abstentions
9,146,722	2,940	0

6.       Amendment of the Certificate of Incorporation for authorized preferred shares (Proposal 6): Stockholders approved the amendment of the Certificate of Incorporation to increase the number of authorized preferred shares from 500,000 to 5,500,000.

For	Against	Abstentions
9,146,722	2,940	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

	By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

	By:	/s/ Gregg D. Pollack
Gregg D. Pollack
Vice President — Administration and Chief Financial Officer

	By:	/s/ Carol J. Groeber
Carol J. Groeber
Corporate Controller and Principal Accounting Officer

Dated: December 6, 2013